Exhibit 99.1

News Release

Media Contact:Ron RogersInvestor Contact:Scott Gleason

(801) 584-3065(801) 584-1143

rrogers@myriad.comsgleason@myriad.com

Myriad Genetics Reports Fiscal Second-Quarter 2019 Financial Results

•	Total Second-Quarter Revenues of $216.8 Million, Up 15 Percent
•	Second-Quarter Diluted EPS of $0.03 and Adjusted EPS of $0.38, Up 6 Percent

SALT LAKE CITY, Feb. 5, 2019 – Myriad Genetics, Inc. (NASDAQ: MYGN, “Myriad” or the “Company”), a global leader in molecular diagnostics and personalized medicine, today announced financial results for its fiscal second-quarter 2019, provided an update on recent business highlights, maintained its fiscal year 2019 financial guidance and provided fiscal third-quarter 2019 financial guidance.

"This quarter we saw a return to revenue growth for our hereditary cancer business, an acceleration in our prenatal testing and continued profitability improvements driven by the Elevate 2020 program,” said Mark C. Capone, president and CEO, Myriad Genetics. “Importantly, in the last month, we announced two pivotal events with the publication of the GeneSight GUIDED study and the launch of our expanded Women’s Health sales team, which have the potential to drive transformational growth and long-term shareholder value.”

Financial Highlights

The following table summarizes the financial results for the fiscal second-quarter 2019:

Revenue
	Fiscal Second-Quarter
($ in millions)	2018	2017	% Change
Molecular diagnostic testing revenue
Hereditary Cancer	$126.7	122.2	4%
GeneSight®	24.0	31.7	(24%)
Prenatal	31.2	—	NM
Vectra DA®	11.8	11.1	6%
Prolaris®	6.1	4.2	45%
EndoPredict®	2.2	2.0	10%
Other testing revenue	1.0	1.9	(47%)
Total molecular diagnostic testing revenue	203.0	173.1	17%
Pharmaceutical and clinical service revenue	13.8	14.8	(7%)
Total Revenue	$216.8	$187.9	15%

Income Statement
	Fiscal Second-Quarter
($ in millions)	2018	2017	% Change
Total Revenue	$216.8	187.9	15%
Gross Profit	164.7	143.5	15%
Gross Margin	76.0%	76.4%
Operating Expenses	158.6	137.2	16%
Operating Income	6.1	6.3	(3%)
Operating Margin	2.8%	3.4%
Adjusted Operating Income	37.4	37.0	1%
Adjusted Operating Margin	17.3%	19.7%
Net Income	2.6	30.9	(92%)
Diluted EPS	$0.03	$0.43	(93%)
Adjusted EPS	$0.38	$0.36	6%

Business Highlights

•	Hereditary Cancer
o	Revenue returned to growth for the first time since fiscal year 2014.
o	Achieved eighth consecutive quarter of year-over-year hereditary cancer testing volume growth and fifth consecutive quarter with stable hereditary cancer pricing.
o

Presented validation study on riskScore™ for women of Hispanic descent at the 2018 San Antonio Breast Cancer Symposium, consisting of almost 9,000 women analyzed with a proprietary test that was highly predictive of breast cancer risk (p= 7.1 x 10-19).

o

Submitted our application to the Japanese Ministry of Health, Labour, and Welfare, for BRACAnalysis in hereditary cancer patients. There are approximately 3 million women in Japan who will be candidates for this test if approved.

•	GeneSight®
o	GeneSight test volume increased 22 percent year over year.
o

GeneSight revenue was negatively impacted by changes in Medicare documentation requirements and the impact on cash collections from recently implemented industry-wide laboratory benefit manager programs.

o	A record 16,000 physicians ordered a GeneSight test in the fiscal second quarter.
o

Published the landmark GUIDED study in the Journal of Psychiatric Research, which is the largest prospective pharmacogenomics study ever conducted in depression. The key finding of the study was that patients were 50 percent more likely to achieve remission and 30 percent more likely to respond to treatment when their medication selection was guided by the GeneSight test.

•	Prenatal Testing
o	Prenatal testing volume increased at a double-digit rate year-over-year with total revenue increasing 12 percent sequentially.
o	Completed sales force expansion in early January, tripling the number of sales representatives selling prenatal tests.
o

Launched Myriad Complete application which includes patient education, cost estimators, test results, electronic reporting, and counseling tools for physician and patient customers, covering all Myriad Women’s Health products including myRisk® Hereditary Cancer.

o

Published a large clinical utility study for ForeSight™ in Genetics in Medicine. The study found that the ForeSight test led to significant changes in pregnancy management with 77 percent of at-risk couples taking steps to avoid having an affected offspring such as prenatal diagnostic testing and in-vitro fertilization.
•	Vectra®
o	Fiscal second-quarter revenue increased six percent year over year to $11.8 million.
o	Published study in Rheumatology demonstrating that Vectra was five times more predictive of radiographic progression compared to historical measures of disease activity.
•	Prolaris®
o	Fiscal second-quarter revenue increased 45 percent year-over-year to $6.1 million.
•	EndoPredict®
o	Fiscal second-quarter revenue increased 10 percent year-over-year to $2.2 million.
o	Received favorable National Comprehensive Cancer Network Guidelines.
o	Received a favorable recommendation from NICE in the United Kingdom providing reimbursement coverage for the test.
o

Presented data at the San Antonio Breast Cancer Symposium (SABCS) from a retrospective study with 3,746 women that evaluated the benefit of chemotherapy on 10-year distant recurrence in women with estrogen receptor positive, HER2 negative breast cancer. The study found that women with a high EndoPredict score who received chemotherapy saw a statistically significant benefit with lower rates of 10-year distant recurrence compared to high risk women who did not receive chemotherapy.

o

A second study presented at SABCS evaluated the distant recurrence rates in 1,702 women who received five years of endocrine therapy alone and were followed for 15 years. This study showed a four-fold risk of recurrence in the 5 to 15 year timeframe for women with a high EndoPredict score and demonstrates EndoPredict can identify women who will benefit from extended endocrine therapy.

o

A third, 373 patient study was presented at SABCS that is positioned to corroborate the ability of EndoPredict to predict chemotherapy benefit. This is the first prospective study to ever evaluate chemoprediction in a high-risk cohort for any breast cancer recurrence test.  In a 3-year interim evaluation of the data, high-risk patients who received chemotherapy had a disease free recurrence rate of 96.3 percent compared to 91.5 percent in the high-risk patients who did not receive chemotherapy (p=0.06).

•	Companion Diagnostics
o	Received U.S. Food and Drug Administration approval for BRACAnalysis CDx for use in conjunction with olaparib for maintenance in first-line ovarian cancer.
o	Completed our submission in Japan for BRACAnalysis CDx as a companion diagnostic in first line ovarian cancer with olaparib.

Fiscal Year 2019 and Fiscal Third-Quarter 2019 Financial Guidance

Below is a table summarizing Myriad’s fiscal year 2019 and fiscal third-quarter 2019 financial guidance:

	Revenue	GAAP Diluted Earnings Per Share	Adjusted Earnings Per Share
Fiscal Year 2019	$855-$865 million	$0.40-$0.45	$1.70-$1.75
Fiscal Third-Quarter 2019	$216-$218 million	$0.12-$0.14	$0.42-$0.44

Myriad’s fiscal year 2019 and third-quarter 2019 adjusted earnings per share guidance excludes the impact of stock based compensation expense, non-cash amortization associated with acquisitions and certain non-recurring expenses. These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release.  The Company will provide further details on its business outlook during the conference call today and discuss the fiscal second-quarter financial results and fiscal year 2019 financial guidance.

Conference Call and Webcast

A conference call will be held today, Tuesday, February 5, 2019, at 4:30 p.m. EDT to discuss Myriad’s financial results for the fiscal second-quarter, business developments and financial guidance.  The dial-in number for domestic callers is 1-888-222-6159.  International callers may dial 1-303-223-4369.  All callers will be asked to reference reservation number 21914704.  An archived replay of the call will be available for seven days by dialing (800) 633-8284 and entering the reservation number above.  The conference call along with a slide presentation will also will be available through a live webcast at www.myriad.com.

About Myriad Genetics

Myriad Genetics Inc., is a leading personalized medicine company dedicated to being a trusted advisor transforming patient lives worldwide with pioneering molecular diagnostics.  Myriad discovers and commercializes molecular diagnostic tests that: determine the risk of developing disease, accurately diagnose disease, assess the risk of disease progression, and guide treatment decisions across six major medical specialties where molecular diagnostics can significantly improve patient care and lower healthcare costs.  Myriad is focused on five strategic imperatives:  building upon a solid hereditary cancer foundation, growing new product volume, expanding reimbursement coverage for new products, increasing RNA kit revenue internationally and improving profitability with Elevate 2020.  For more information on how Myriad is making a difference, please visit the Company's website: www.myriad.com.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, myPath, myRisk, Myriad myRisk, myRisk Hereditary Cancer, myChoice, myPlan, BRACAnalysis CDx, Tumor BRACAnalysis CDx, myChoice HRD, EndoPredict, Vectra, GeneSight, riskScore Prolaris, ForeSight and Prequel are trademarks or registered trademarks of Myriad Genetics, Inc. or its wholly owned subsidiaries in the United States and foreign countries. MYGN-F, MYGN-G.

MYRIAD GENETICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in millions, except per share amounts)
	Three months ended		Six months ended
	December 31,		December 31,
	2018	2017	2018	2017
Molecular diagnostic testing	$203.0	$173.1	$392.0	$340.5
Pharmaceutical and clinical services	13.8	14.8	27.1	26.2
Total revenue	216.8	187.9	419.1	366.7
Costs and expenses:
Cost of molecular diagnostic testing	44.0	37.7	86.3	73.9
Cost of pharmaceutical and clinical services	8.1	6.7	15.5	13.5
Research and development expense	22.4	16.8	43.5	34.6
Change in the fair value of contingent consideration	1.0	13.0	1.4	(60.2)
Selling, general, and administrative expense	135.2	107.4	265.1	214.6
Total costs and expenses	210.7	181.6	411.8	276.4
Operating income	6.1	6.3	7.3	90.3
Other income (expense):
Interest income	0.9	0.4	1.6	0.8
Interest expense	(3.4)	(0.7)	(5.6)	(1.6)
Other	—	(0.4)	1.1	(0.7)
Total other expense:	(2.5)	(0.7)	(2.9)	(1.5)
Income before income tax	3.6	5.6	4.4	88.8
Income tax provision	1.0	(25.3)	2.6	(20.8)
Net income	$2.6	$30.9	$1.8	$109.6
Net loss attributable to non-controlling interest	—	—	(0.1)	(0.1)
Net income attributable to Myriad Genetics, Inc. stockholders	$2.6	$30.9	$1.9	$109.7
Earnings per share:
Basic	$0.04	$0.45	$0.03	$1.59
Diluted	$0.03	$0.43	$0.02	$1.54
Weighted average shares outstanding:
Basic	74.2	69.3	73.6	68.9
Diluted	76.5	71.9	76.9	71.2

	December 31,	June 30,
ASSETS	2018	2018
Current assets:
Cash and cash equivalents	$90.6	$110.9
Marketable investment securities	74.8	69.7
Prepaid expenses	12.5	9.4
Inventory	33.3	34.3
Trade accounts receivable	116.6	99.5
Prepaid taxes	3.1	—
Other receivables	5.9	3.8
Total current assets	336.8	327.6
Property, plant and equipment, net	59.1	43.2
Long-term marketable investment securities	29.9	30.7
Intangibles, net	717.6	455.2
Goodwill	413.2	318.6
Total assets	$1,556.6	$1,175.3
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$31.9	$26.0
Accrued liabilities	73.7	68.3
Short-term contingent consideration	5.3	5.3
Deferred revenue	2.4	2.6
Total current liabilities	113.3	102.2
Unrecognized tax benefits	24.9	24.9
Other long-term liabilities	6.6	6.3
Contingent consideration	10.4	9.2
Long-term debt	273.3	9.3
Long-term deferred taxes	64.0	57.3
Total liabilities	492.5	209.2
Commitments and contingencies
Stockholders’ equity:
Common stock, 73.2 and 70.6 shares outstanding at December 31, 2018 and June 30, 2018 respectively	0.7	0.7
Additional paid-in capital	1,045.6	915.4
Accumulated other comprehensive loss	(5.0)	(4.1)
Retained earnings	22.9	54.1
Total Myriad Genetics, Inc. stockholders’ equity	1,064.2	966.1
Non-Controlling Interest	(0.1)	—
Total stockholders' equity	1,064.1	966.1

Consolidated Statement of Cash Flows (Unaudited)
(in millions)

	Six months ended
	December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income attributable to Myriad Genetics, Inc. stockholders	$1.9	109.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36.3	26.3
Non-cash interest expense	(1.2)	0.1
Loss (gain) on disposition of assets	(0.9)	0.1
Share-based compensation expense	15.2	13.3
Deferred income taxes	2.3	(25.9)
Unrecognized tax benefits	(2.3)	8.2
Change in fair value of contingent consideration	(1.4)	(60.2)
Changes in assets and liabilities:
Prepaid expenses	0.8	2.9
Trade accounts receivable	(0.9)	(13.0)
Other receivables	(1.9)	1.4
Inventory	6.1	4.1
Prepaid taxes	(3.1)	(8.4)
Accounts payable	(0.3)	3.0
Accrued liabilities	(4.7)	(5.8)
Deferred revenue	(0.3)	0.7
Net cash provided by operating activities	45.6	56.5
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(4.1)	(3.7)
Acquisitions, net of cash acquired	(278.5)	—
Purchases of marketable investment securities	(36.6)	(61.3)
Proceeds from maturities and sales of marketable investment securities	32.1	45.2
Net cash used in investing activities	(287.1)	(19.8)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from common stock issued under share-based compensation plans	4.5	6.3
Net proceeds from revolving credit facility	340.0	—
Repayment of revolving credit facility	(75.0)	(56.0)
Repurchase and retirement of common stock	(50.0)	—
Proceeds from non-controlling interest	—	0.3
Net cash provided by (used in) financing activities	219.5	(49.4)
Effect of foreign exchange rates on cash and cash equivalents	1.7	(1.0)
Net increase (decrease) in cash and cash equivalents	(20.3)	(13.7)
Cash and cash equivalents at beginning of the period	110.9	102.4
Cash and cash equivalents at end of the period	$90.6	$88.7

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s ability to become a trusted advisor transforming patient lives worldwide with pioneering diagnostics; the Company’s expectation that the publication of the GeneSight GUIDED study and the launch of the expanded Women’s Health sales team have the potential to drive transformational growth and long-term shareholder value; the Company’s belief that the study presented at SABCS demonstrates that EndoPredict can identify women who will benefit from extended endocrine therapy; the Company’s expectation that the study presented at SABCS is positioned to corroborate the ability of EndoPredict to predict chemotherapy benefit; the Company’s fiscal year 2019 and fiscal third-quarter 2019 financial guidance for revenue, GAAP diluted earnings per share, and adjusted earnings per share under the caption “Fiscal Year 2019 and Fiscal Third-Quarter 2019 Financial Guidance”; and the Company’s strategic imperatives under the caption “About Myriad Genetics.” These “forward-looking statements” are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those described or implied in the forward-looking statements. These risks include, but are not limited to: the risk that sales and profit margins of the Company’s existing molecular diagnostic tests and pharmaceutical and clinical services may decline or will not continue to increase at historical rates; risks related to the Company’s ability to successfully transition from its existing product portfolio to its new tests; risks related to changes in the governmental or private insurers’ reimbursement levels for the Company’s tests or the Company’s ability to obtain reimbursement for its new tests at comparable levels to its existing tests; risks related to increased competition and the development of new competing tests and services; the risk that the Company may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that the Company may not successfully develop new markets for its molecular diagnostic tests and pharmaceutical and clinical services, including the Company’s ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying the Company’s molecular diagnostic tests and pharmaceutical and clinical services tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating the Company’s laboratory testing facilities; risks related to public concern over the Company’s genetic testing in general or the Company’s tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to the Company’s ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all;

risks related to the Company’s ability to successfully integrate and derive benefits from any technologies or businesses that it licenses or acquires; risks related to the Company’s projections about the potential market opportunity for the Company’s products; the risk that the Company or its licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying the Company’s tests; the risk of patent-infringement claims or challenges to the validity of the Company’s patents; risks related to changes in intellectual property laws covering the Company’s molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decision in the lawsuit brought against us by the Association for Molecular Pathology et al; risks of new, changing and competitive technologies and regulations in the United States and internationally; the risk that the Company may be unable to comply with financial operating covenants under the Company’s credit or lending agreements; the risk that the Company will be unable to pay, when due, amounts due under the Company’s credit or lending agreements; and other factors discussed under the heading “Risk Factors” contained in Item 1A of the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Statement regarding use of non-GAAP financial measures

In this press release, the Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the Company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached schedules.

Following is a description of the adjustments made to GAAP financial measures:

•	Acquisition – amortization of intangible assets: Represents recurring amortization charges resulting from the acquisition of intangible assets, including developed technology and database rights.
•	Acquisition – integration related costs: Costs related to closing and integration of acquired companies
•	Equity compensation – non-cash equity based compensation provided to Myriad employees
•	Deferred Tax impact of non-GAAP adjustments: Changes in effective tax rate based upon ASU 2016-09 and the deferred tax impact of non-deductible acquisition costs
•	Tax reform impact – The impact of tax reform legislation on deferred tax assets
•	Potential future consideration related to acquisitions: Non-cash expenses related to valuation adjustments of earn-out and milestone payments tied to recent acquisitions
•	Elevate 2020 costs: Expenses tied to Elevate 2020 program

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Financial Measures
for the Three and Six months ended December 31, 2018
(Unaudited data in millions, except per share amount)
	Three Months Ended		Six Months Ended
	Dec 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017
Revenue	$216.8	$187.9	$419.1	$366.7
GAAP Cost of molecular diagnostic testing	44.0	37.7	86.3	73.9
GAAP Cost of pharmaceutical and clinical services	8.1	6.7	15.5	13.5
Acquisition - Integration related costs	(0.1)	—	(0.1)	—
Equity Compensation	—	(0.2)	(0.2)	(0.5)
Elevate 2020 costs	(0.6)	—	(3.6)	—
Non-GAAP COGS	$51.4	$44.2	$97.9	$86.9
Non-GAAP Gross Margin	76%	76%	77%	76%
GAAP Research and Development	$22.4	$16.8	$43.5	$34.6
Acquisition - amortization of intangible assets	(0.1)	(0.1)	(0.1)	(0.2)
Acquisition - Integration related costs	(0.6)	—	(0.7)	—
Equity compensation	(1.3)	(1.2)	(2.5)	(2.0)
Elevate 2020 costs	(1.5)	(0.1)	(2.2)	(0.2)
Non-GAAP R&D	$18.9	$15.4	$38.0	$32.2
GAAP Contingent Consideration	$1.0	$13.0	$1.4	$(60.2)
Potential future consideration related to acquisitions	(1.0)	(13.0)	(1.4)	60.2
Non-GAAP Contingent Consideration	$—	$—	$—	$—
GAAP Selling, General and Administrative	$135.2	$107.4	$265.1	$214.6
Acquisition - amortization of intangible assets	(15.2)	—	(28.5)	—
Acquisition - Integration related costs	(3.3)	(9.1)	(12.8)	(18.2)
Equity compensation	(6.2)	(5.5)	(12.5)	(10.8)
Elevate 2020 costs	(1.4)	(1.5)	(2.5)	(2.7)
Non-GAAP SG&A	$109.1	$91.3	$208.8	$182.9
GAAP Operating Income	$6.1	$6.3	$7.3	$90.3
Acquisition - Integration related costs	4.0	9.1	13.6	18.2
Acquisition - amortization of intangible assets	15.3	0.1	28.6	0.2
Equity compensation	7.5	6.9	15.2	13.3
Elevate 2020 costs	3.5	1.6	8.3	2.9
Potential future consideration related to acquisitions	1.0	13.0	1.4	(60.2)
Non-GAAP Operating Income	$37.4	$37.0	$74.4	$64.7
Non-GAAP Operating Margin	17%	20%	18%	18%
GAAP Net Income Attributable to Myriad Genetics, Inc. Stockholders	$2.6	$30.9	$1.9	$109.7
Acquisition - Integration related costs	4.0	9.1	13.6	18.2
Acquisition - amortization of intangible assets	15.3	0.1	28.6	0.2
Equity compensation	7.5	6.9	15.2	13.3
Elevate 2020 costs	3.5	1.6	8.3	2.9
Potential future consideration related to acquisitions	1.0	13.0	1.4	(60.2)
Tax reform impact	—	(32.6)	—	(32.6)
Deferred tax impact of non-GAAP adjustments	(0.1)	(0.6)	2.6	(0.3)
Tax effect associated with non-GAAP adjustments	(4.6)	(2.5)	(9.7)	(4.8)
Non-GAAP Net Income	$29.2	$25.9	$61.9	$46.4

GAAP Diluted EPS	$0.03	$0.43	$0.02	$1.54
Non-GAAP Diluted EPS	$0.38	$0.36	$0.80	$0.65

Diluted shares outstanding	76.5	71.9	76.9	71.2

Free Cash Flow Reconciliation
(Unaudited data in millions)
	Three Months Ended		Six Months Ended
	Dec 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017

GAAP cash flow from operations	$37.8	$33.0	$45.6	$56.5
Capital expenditures	(2.8)	(5.3)	(4.1)	(3.7)
Free cash flow	$35.0	$27.7	$41.5	$52.8
Elevate 2020 costs	3.4	1.6	8.1	2.8
Acquisition - Integration related costs	0.3	—	8.4	—
Tax effect associated with non-GAAP adjustments	(1.1)	(0.6)	(4.0)	(1.1)
Non-GAAP Free cash flow	$37.6	$28.7	$54.0	$54.5

Reconciliation of GAAP to Non-GAAP for Fiscal Year 2019

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from guidance set forth below. Some of the factors that could affect the Company’s financial results are stated in the safe harbor statement of this press release. More information on potential factors that could affect the Company’s financial results are included under the heading "Risk Factors" contained in Item 1A in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Fiscal Year 2019
Diluted net income per share
GAAP diluted net income per share	$0.40- $0.45
Stock Based Compensation Expense	0.30
Acquisition - amortization of intangible assets	0.80
Adjustments to GAAP financial measures	0.20
Non-GAAP diluted net income per share	$1.70 - $1.75

Fiscal Third-Quarter 2019
Diluted net income per share
GAAP diluted net income per share	$0.12 - $0.14
Stock Based Compensation Expense	0.08
Acquisition - amortization of intangible assets	0.20
Adjustments to GAAP financial measures	0.02
Non-GAAP diluted net income per share	$0.42 - $0.44